Exhibit 99.1

BIMINI CAPITAL MANAGEMENT ANNOUNCES Third QUARTER 2025 RESULTS

VERO BEACH, Fla., (November 6, 2025) – Bimini Capital Management, Inc. (OTCQB: BMNM), (“Bimini Capital,” “Bimini,” or the “Company”), today announced results of operations for the three-month period ended September 30, 2025.

Third Quarter 2025 Highlights

●	Net income of approximately $1.8 million, or $0.18 per common share, compared to net income of approximately $0.3 million, or $0.03 per common share, in the third quarter of 2024
●	Book value per share of $0.92
●	Company to discuss results on Friday, November 7, 2025, at 10:00 AM ET

Management Commentary

Commenting on third quarter results, Robert E. Cauley, Chairman and Chief Executive Officer, said, “Unlike the second quarter, the third quarter of 2025 was generally free of market moving events unlike the second.  As a result, interest rates were generally range bound and slightly lower on the quarter, implied interest rate volatility continued to decline steadily, and mortgage spreads tightened modestly but still offer attractive returns on a historical basis.  In all it was a very favorable environment for levered Agency Residential Mortgage Backed Securities ("RMBS") investors, and the companies in the sector generated strong financial results for the quarter, including Orchid Island Capital, Inc. ("Orchid").  The quarter was also conducive to capital raising by the mortgage Real Estate Investment Trust  ("REIT") sector and most companies in the space did so, including Orchid once again.

“Like the second quarter of 2025, our advisory service revenues for the nine and three months ended September 30, 2025, continued to expand, increasing by 26% and 35%, respectively, over the comparable 2024 periods. Likewise, interest revenues for the nine and three months ended September 30, 2025, increased 17% and 3%, respectively, over the comparable 2024 periods. Our advisory services segment generated net income of $2.4 million, and our investment portfolio generated net income of $0.3 million for the third quarter of 2025. On a consolidated basis, Bimini generated net income of $1.8 million, or $0.18 per share, during the three months ended September 30, 2025. For the nine months ended September 30, 2025, Bimini recorded net income of $2.4 million, or $0.24 per share.

“As the fourth quarter unfolds the markets are faced with a prolonged government shutdown that commenced on October 1, 2025. Economic data related to the labor market release during the third quarter of 2025 was quite weak, and the Fed shifted its balance of risks outlook towards economic weakness, leading to two 25 basis point interest rate cuts – in September and October. Interest rate volatility has remained low – both realized and implied in the swaptions market, and Agency RMBS have continued to perform well.  The market remains generally conducive to both Agency mortgage REIT performance and capital raising. Without most economic data available due to the government shutdown, markets are unable to clearly discern the evolving performance of the economy, and the Federal Reserve may withhold further monetary policy steps until there is more clarity on the economic outlook. In the interim the Company should continue to benefit from the favorable market conditions.”

Details of Third Quarter 2025 Results of Operations

Bimini's advisory service revenues of approximately $4.5 million represented a 35% increase over the third quarter of 2024 and a 17% increase over the second quarter of 2025.  This was a result of Orchid's increased stockholders' equity from $912.0 million at June 30, 2025 to $1.1 billion at September 30, 2025.  Orchid reported net income for the third quarter of 2025 of $72.1 million and generated a 6.7% return on its book value for the quarter – not annualized. Orchid also raised $152.3 million in new equity during the quarter.

Interest revenue from Royal Palm's MBS portfolio increased 3% from the third quarter of 2024, but decreased 3% from the second quarter of 2025.  Repurchase agreement ("Repo") funding costs decreased by approximately 16% in the third quarter of 2025 compared to the 2024 third quarter and by 3% from the second quarter of 2025. Net interest income, inclusive of dividends from holdings of Orchid common shares, increased by approximately 84% over the third quarter of 2024, but decreased by approximately 2% from the second quarter of 2025 owing primarily to the sale of assets in the MBS portfolio during the first half of 2025.  These amounts represent net interest income from the investment portfolio and do not include interest charges on our trust preferred or other long-term debt.

Interest charges on the trust preferred and other long-term debt of $0.54 million were virtually unchanged from the second quarter of 2025 and were down 10% from the third quarter of 2024. Expenses of $3.0 million increased by 5% from the second quarter of 2025 and by 13% over the third quarter of 2024. Bimini recorded an income tax provision of $0.4 million for the third quarter of 2025.

Management of Orchid Island Capital, Inc.

Orchid is managed and advised by Bimini. As Manager, Bimini is responsible for administering Orchid’s business activities and day-to-day operations. Pursuant to the terms of a management agreement, our subsidiary, Bimini Advisors, provides Orchid with its management team, including its officers, along with appropriate support personnel. Bimini also maintains a common stock investment in Orchid, which is accounted for under the fair value option, with changes in fair value recorded in the statement of operations for the current period. For the three months ended September 30, 2025, Bimini’s statement of operations included dividends of $0.2 million from its investment in Orchid common stock. Also, during the three months ended September 30, 2025, Bimini recorded $4.5 million in advisory services revenue for managing Orchid’s portfolio, consisting of $3.3 million of management fees, $0.9 million in overhead reimbursement, and $0.3 million in repurchase, clearing and administrative fees.

Book Value Per Share

The Company's book value per share on September 30, 2025 was $0.92. The Company computes book value per share by dividing total stockholders' equity by the total number of outstanding shares of the Company's Class A Common Stock. At September 30, 2025, the Company's stockholders’ equity was $9.2 million, with 10,005,457 Class A Common shares outstanding.

Capital Allocation and Return on Invested Capital

The Company allocates capital between two MBS sub-portfolios, the pass-through MBS portfolio and the structured MBS portfolio, consisting of interest-only and inverse interest-only securities. The table below details the changes to the respective sub-portfolios during the quarter.

Portfolio Activity for the Quarter
		Structured Security Portfolio
			Inverse
	Pass	Interest-	Interest-
	Through	Only	Only
	Portfolio	Securities	Securities	Sub-total	Total
Market Value - June 30, 2025	$105,433,767	$2,183,340	$6,522	$2,189,862	$107,623,629
Return of investment	n/a	(78,246)	(302)	(78,548)	(78,548)
Pay-downs	(3,976,821)	n/a	n/a	n/a	(3,976,821)
Discount accreted due to pay-downs	(28,230)	n/a	n/a	n/a	(28,230)
Mark to market gains (losses)	897,033	(29,666)	233	(29,433)	867,600
Market Value - September 30, 2025	$102,325,749	$2,075,428	$6,453	$2,081,881	$104,407,630

The tables below present the allocation of capital between the respective portfolios at September 30, 2025 and June 30, 2025, and the return on invested capital for each sub-portfolio for the three-month period ended September 30, 2025. Capital allocation is defined as the sum of the market value of securities held, less associated repurchase agreement borrowings, plus cash and cash equivalents and restricted cash associated with repurchase agreements. Capital allocated to non-portfolio assets is not included in the calculation.

Capital Allocation
		Structured Security Portfolio
			Inverse
	Pass-	Interest-	Interest-
	Through	Only	Only
	Portfolio	Securities	Securities	Sub-total	Total
September 30, 2025
Market value	$102,325,749	$2,075,428	$6,453	$2,081,881	$104,407,630
Cash equivalents and restricted cash	10,979,924	-	-	-	10,979,924
Repurchase agreement obligations	(99,953,000)	-	-	-	(99,953,000)
Total	$13,352,673	$2,075,428	$6,453	$2,081,881	$15,434,554
% of Total	86.5%	13.5%	0.0%	13.5%	100.0%
June 30, 2025
Market value	$105,433,767	$2,183,340	$6,522	$2,189,862	$107,623,629
Cash equivalents and restricted cash	6,583,906	-	-	-	6,583,906
Repurchase agreement obligations	(101,742,000)	-	-	-	(101,742,000)
Total	$10,275,673	$2,183,340	$6,522	$2,189,862	$12,465,535
% of Total	82.4%	17.5%	0.1%	17.6%	100.0%

The returns on invested capital in the PT MBS and structured MBS portfolios were approximately 10.2% and 0.1%, respectively, for the three months ended September 30, 2025. The combined portfolio generated a return on invested capital of approximately 8.4%.

Returns for the Quarter Ended September 30, 2025
		Structured Security Portfolio
			Inverse
	Pass	Interest-	Interest-
	Through	Only	Only
	Portfolio	Securities	Securities	Sub-total	Total
Interest income (net of repo funding cost)	$346,062	$30,878	$93	$30,971	$377,033
Realized and unrealized gains (losses)	868,803	(29,666)	233	(29,433)	839,370
Hedge losses	(169,953)	n/a	n/a	n/a	(169,953)
Total Return	$1,044,912	$1,212	$326	$1,538	$1,046,450
Beginning capital allocation	$10,275,673	$2,183,340	$6,522	$2,189,862	$12,465,535
Return on invested capital for the quarter(1)	10.2%	0.1%	5.0%	0.1%	8.4%

(1)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.

Prepayments

For the third quarter of 2025, the Company received approximately $4.1 million in scheduled and unscheduled principal repayments and prepayments, which equated to a three-month constant prepayment rate (“CPR”) of approximately 16.8%. Prepayment rates on the two MBS sub-portfolios were as follows (in CPR):

	PT	Structured
	MBS Sub-	MBS Sub-	Total
Three Months Ended	Portfolio	Portfolio	Portfolio
September 30, 2025	16.4	18.8	16.8
June 30, 2025	10.3	7.3	9.9
March 31, 2025	7.5	6.2	7.3
December 31, 2024	10.9	12.5	11.1
September 30, 2024	6.3	6.7	6.3
June 30, 2024	10.9	5.5	10.0
March 31, 2024	18.0	9.2	16.5

Portfolio

The following tables summarize the MBS portfolio as of September 30, 2025 and December 31, 2024:

($ in thousands)
				Weighted
		Percentage		Average
		of	Weighted	Maturity
	Fair	Entire	Average	in	Longest
Asset Category	Value	Portfolio	Coupon	Months	Maturity
September 30, 2025
Fixed Rate MBS	$102,326	98.0%	5.60%	330	1-Aug-54
Structured MBS	2,082	2.0%	2.90%	275	15-May-51
Total MBS Portfolio	$104,408	100.0%	5.26%	329	1-Aug-54
December 31, 2024
Fixed Rate MBS	$120,056	98.1%	5.60%	341	1-Jan-55
Structured MBS	2,292	1.9%	2.85%	281	15-May-51
Total MBS Portfolio	$122,348	100.0%	5.26%	340	1-Jan-55

($ in thousands)
	September 30, 2025		December 31, 2024
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$29,528	28.3%	$32,692	26.7%
Freddie Mac	74,880	71.7%	89,656	73.3%
Total Portfolio	$104,408	100.0%	$122,348	100.0%

	September 30, 2025	December 31, 2024
Weighted Average Pass Through Purchase Price	$102.99	$102.72
Weighted Average Structured Purchase Price	$4.48	$4.48
Weighted Average Pass Through Current Price	$101.74	$99.63
Weighted Average Structured Current Price	$14.02	$13.71
Effective Duration (1)	2.699	3.622

(1)

Effective duration is the approximate percentage change in price for a 100 basis point change in rates. An effective duration of 2.699 indicates that an interest rate increase of 1.0% would be expected to cause a 2.699% decrease in the value of the MBS in the Company’s investment portfolio at September 30, 2025. An effective duration of 3.622 indicates that an interest rate increase of 1.0% would be expected to cause a 3.622% decrease in the value of the MBS in the Company’s investment portfolio at December 31, 2024. These figures include the structured securities in the portfolio but not the effect of the Company’s hedges. Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing and Liquidity

As of September 30, 2025, the Company had outstanding repurchase obligations of approximately $100.0 million with a net weighted average borrowing rate of 4.36%. These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $104.8 million. At September 30, 2025, the Company’s liquidity was approximately $9.7 million, consisting of unpledged MBS and cash and cash equivalents.

We may pledge more of our structured MBS as part of a repurchase agreement funding but retain cash in lieu of acquiring additional assets. In this way, we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood that we will have to sell assets in a distressed market in order to raise cash. Below is a list of outstanding borrowings under repurchase obligations at September 30, 2025.

($ in thousands)
Repurchase Agreement Obligations
			Weighted	Weighted
	Total		Average	Average
	Outstanding	% of	Borrowing	Maturity
Counterparty	Balances	Total	Rate	(in Days)
Marex Capital Markets Inc.	$21,903	22.0%	4.33%	23
DV Securities, LLC	18,517	18.5%	4.48%	28
Mirae Asset Securities (USA) Inc.	18,209	18.2%	4.27%	44
South Street Securities, LLC	15,731	15.7%	4.31%	23
Clear Street LLC	15,095	15.1%	4.30%	20
Mitsubishi UFJ Securities (USA), Inc.	10,498	10.5%	4.49%	15
	$99,953	100.0%	4.36%	26

Summarized Consolidated Financial Statements

The following is a summarized presentation of the unaudited consolidated balance sheets as of September 30, 2025, and December 31, 2024, and the unaudited consolidated statements of operations for the nine and three month periods ended September 30, 2025 and 2024. Amounts presented are subject to change.

BIMINI CAPITAL MANAGEMENT, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited - Amounts Subject to Change)

	September 30, 2025	December 31, 2024
ASSETS
Mortgage-backed securities	$104,407,630	$122,348,170
Cash equivalents and restricted cash	10,979,924	7,422,746
Orchid Island Capital, Inc. common stock, at fair value	3,989,188	4,427,372
Accrued interest receivable	505,547	601,640
Deferred tax assets, net	15,372,984	15,930,953
Other assets	4,493,621	4,122,776
Total Assets	$139,748,894	$154,853,657

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$99,953,000	$117,180,999
Long-term debt	27,352,127	27,368,158
Other liabilities	3,204,315	3,483,093
Total Liabilities	130,509,442	148,032,250
Stockholders' equity	9,239,452	6,821,407
Total Liabilities and Stockholders' Equity	$139,748,894	$154,853,657
Class A Common Shares outstanding	10,005,457	10,005,457
Book value per share	$0.92	$0.68

BIMINI CAPITAL MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited - Amounts Subject to Change)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2025	2024	2025	2024
Advisory services	$11,850,846	$9,396,828	$4,457,711	$3,300,512
Interest and dividend income	5,473,053	4,781,408	1,739,397	1,690,252
Interest expense	(5,276,945)	(5,558,657)	(1,701,510)	(1,980,863)
Net revenues	12,046,954	8,619,579	4,495,598	3,009,901
Other (expense) income	(356,123)	1,067,454	669,417	420,726
Expenses	8,714,817	8,439,314	2,971,686	2,627,343
Net income before income tax provision	2,976,014	1,247,719	2,193,329	803,284
Income tax provision	557,969	1,052,231	370,586	547,059
Net income	$2,418,045	$195,488	$1,822,743	$256,225

Basic and Diluted Net (Loss) Income Per Share of:
CLASS A COMMON STOCK	$0.24	$0.02	$0.18	$0.03
CLASS B COMMON STOCK	$0.24	$0.02	$0.18	$0.03

	Three Months Ended September 30,
Key Balance Sheet Metrics	2025	2024
Average MBS(1)	$106,015,627	$102,421,681
Average repurchase agreements(1)	100,847,500	97,949,499
Average stockholders' equity(1)	8,328,081	8,195,116

Key Performance Metrics
Average yield on MBS(2)	5.79%	5.80%
Average cost of funds(2)	4.59%	5.61%
Average economic cost of funds(3)	4.16%	5.75%
Average interest rate spread(4)	1.20%	0.19%
Average economic interest rate spread(5)	1.63%	0.05%

(1)	Average MBS, repurchase agreements and stockholders’ equity balances are calculated using two data points, the beginning and ending balances.
(2)

Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/repurchase agreement balances and are annualized for the quarterly periods presented.

(3)	Represents interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average repurchase agreements.
(4)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on MBS.
(5)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on MBS.

About Bimini Capital Management, Inc.

Bimini Capital Management, Inc. invests primarily in, but is not limited to investing in, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows. In addition, Bimini generates a significant portion of its revenue serving as the manager of the MBS portfolio of, and providing certain repurchase agreement trading, clearing and administrative services to, Orchid.

Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements, except as may be required by applicable law.

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Friday, November 7, 2025, at 10:00 AM ET. Participants can register and receive dial-in information at https://register-conf.media-server.com/register/BIc095834801924b8887982b5950fc3ce4. A live audio webcast of the conference call can be accessed at https://edge.media-server.com/mmc/p/e376u7h7 or via the investor relations section of the Company's website at https://ir.biminicapital.com. An audio archive of the webcast will be available on the website for 30 days after the call.

CONTACT:

Bimini Capital Management, Inc.

Robert E. Cauley, 772-231-1400

Chairman and Chief Executive Officer

https://ir.biminicapital.com